UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

As reported by Helios and Matheson Analytics Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 2, 2016, on December 1, 2016 the Company entered into a letter agreement (the “Letter Agreement”) with the institutional investor (the “Investor”) holding Senior Secured Convertible Notes issued by the Company on September 7, 2016 (the “September Convertible Notes”). The Letter Agreement provided that if any of the September Convertible Notes remain outstanding as of January 15, 2017, the Company must irrevocably deliver either a Mandatory Conversion Notice or a Company Optional Redemption Notice (each as defined under the September Convertible Notes), at the Company’s option, to each holder of the September Convertible Notes then outstanding with respect to the remaining principal amount of the September Convertible Notes plus interest thereon and any other amounts then outstanding under the September Convertible Notes. As of January 15, 2017, there remained $412,000 in outstanding principal amount under the September Convertible Notes plus accrued unpaid interest thereon.

On January 15, 2017, the Company and the Investor entered into the First Amendment to Letter Agreement for the purpose of extending the date on which the Company must deliver the Mandatory Conversion Notice or a Company Optional Redemption Notice to February 15, 2017.

The above description does not purport to be a complete description of the First Amendment to Letter Agreement and is qualified in its entirety by reference to the full text of such document, which is attached as an exhibit to this Current Report and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

Exhibit 10.1     First Amendment to Letter Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2017

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Stuart Benson
Stuart Benson, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Letter Agreement